ARADIGM CORPORATION 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: October 24, 2006

(Date of earliest event reported)

Aradigm Corporation

(Exact name of registrant as specified in its charter)

CA	0-28402	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3929 Point Eden Way		94545
(Address of principal executive offices)		(Zip Code)

510-265-9000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On October 24, 2006, Aradigm Corporation Aradigm Corporation ("Aradigm" or the "Company") requested a hearing before a NASDAQ Listing Qualifications Panel to discuss its continued listing on the NASDAQ Capital Market.  This hearing is being requested as a result of preliminary financial results, which indicate that for the third quarter ended September 30, 2006, the company's shareholder equity may be below the minimum requirements of $2.5 million set forth by NASDAQ.  If granted a hearing, the company will outline its near-term plans for regaining and maintaining compliance. A copy of the press release is referenced as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1    Press Release of Aradigm Corporation dated October 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2006
ARADIGM CORPORATION
By: /s/ Thomas C. Chesterman
Thomas C. Chesterman
SVP and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Aradigm Corporation dated October 24, 2006